UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2017 (June 6, 2017)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f) - Compensatory Arrangements of Certain Officers - LTIP Payouts

As reported in the definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the 2017 Annual Meeting of Shareholders of Kaman Corporation (the “Company”) filed with the Securities and Exchange Commission on March 3, 2017, the Personnel & Compensation Committee (the “P&C Committee”) of the Company’s Board of Directors previously granted cash-based long-term incentive plan awards (each, an “LTIP Award” and, collectively, the “LTIP Awards”) under the Kaman Corporation 2013 Management Incentive Plan (the “Plan”) to each of the Company’s then-current executive officers, including the Company’s “named executive officers” (as defined in Instruction 4 to Item 5.02 of Form 8-K) and Mr. Steven J. Smidler, Executive Vice President of the Company and President of Kaman Industrial Technologies Corporation (whose 2016 compensation was provided as a voluntary supplemental disclosure in the Proxy Statement), all of which were scheduled to be settled during 2017 after a sufficient number of Russell 2000 companies reported their earnings for the year ended December 31, 2016. On June 6, 2017, the P&C Committee approved the settlement of the LTIP Awards and authorized the resulting payments (each, an “LTIP Payout” and, collectively, the “LTIP Payouts”) in respect thereof. The LTIP Payouts are reported here in accordance with Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K. Reference is hereby made to the Proxy Statement, including the Compensation Discussion and Analysis set forth therein, for additional information about the compensation paid to the Company’s named executive officers and Mr. Smidler.

The LTIP Awards related to the three-year performance period ended December 31, 2016. The LTIP Awards provided for payouts based on the Company’s adjusted financial performance during the relevant period as compared to the financial performance of the companies comprising the Russell 2000 index for the same performance period. The LTIP Awards utilized the following performance factors and weightings: (i) 33% of each such LTIP Award was based on average annual compound growth in earnings per share, (ii) 33% of each such LTIP Award was based on three-year average return on investment, and (iii) 34% of each such LTIP Award was based on three-year average total return to shareholders.

The achievement or satisfaction of the performance measures comprising the LTIP Awards was based on the adjusted financial performance of the Company after giving effect to the inclusion or exclusion of the following modifications approved by the P&C Committee at the time of grant, whichever produced the higher award: (i) changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (ii) cumulative effects of accounting changes, including but not limited to revenue recognition rules and operating lease rules, and the effects of tax law changes; (iii) the dilutive effect on earnings per share that arises as a result of any additional shares used in the calculation of diluted earnings per share as a result of any outstanding convertible debt securities and any related bond hedge and warrant transactions; (iv) any change in outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination, or exchange of shares or other similar corporate change, or any distributions to common stock shareholders other than regular cash dividends; (v) investments, charges or costs associated with acquisitions, divestitures or restructurings of the Company or any joint ventures, including but not limited to Kineco Kaman Composites - India Pvt. Ltd; (vi) capital expenditures, depreciation expense and project expense related to developing and implementing ERP systems; and (vii) charges or costs associated with legacy environmental activities, including, but not limited to, Bloomfield Connecticut (the former Navy property), Moosup Connecticut, New Hartford Connecticut (the former Kaman Music property), Darwen and Manchester United Kingdom (Kaman U.K. Composites), and J.M Mills Landfill Superfund Site.

For each performance factor, Company financial performance below the 1st quartile resulted in no award payment; financial performance at the 1st quartile resulted in an award payment at 25% of target; financial performance at the median resulted in an award payment at 100% of target; and financial performance at the top of, or above, the 3rd quartile resulted in a maximum payment of 200% of target. Interpolation was used to determine payments for financial performance between the quartiles.

The following table sets forth the calculation of the percentage of the target award earned for each of the LTIP Awards held by Messrs. Keating, Starr, Steiner, Smidler, Galla and Lisle:
THREE-YEAR (2014-2016) LTIP AWARD CALCULATION

	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Compounded Annual Growth in EPS	51.7%	107%	33%	35.3%
Average Annual Return on Invested Capital	75%	200%	33%	66.0%
Total Return to Shareholders	53.4%	113.4%	34%	38.6%
Total Percentage of Target Award Earned				139.9%

(1)
The modified results shown in the table reflect the following adjustments to the Company’s reported financial results: Net earnings and EPS (excluding the dilutive impact of convertible debt) for 2016, 2015 and 2014 were adjusted by disregarding $8.424 million, $9.492 million and $9.925 million, respectively, to reflect the elimination of acquisition and restructuring related costs, environmental costs related to the Moosup facility sold in 2014, ERP depreciation and project expense, acquisition net earnings/loss and investments, and the loss and related foreign exchange impact resulting from the divestiture of the Company’s Mexican operation. These adjustments were also made when determining average annual return on invested capital, as well as disregarding $3.946 million, $209.067 million and $9.128 million of acquisition and ERP capital investments made during 2016, 2015 and 2014, respectively.

_______________

The following table shows the resulting individual LTIP Payouts earned by each of the Company’s named executive officers and Mr. Smidler, as well as an updated total compensation amount for the fiscal year ended December 31, 2016:
2016 LTIP AWARD PAYOUTS

	Year-End Base Salary at Time of Grant	Target Award Percentage	Final Award Performance Factor	LTIP Payout(1)	Updated 2016 Total Compensation
Neal J. Keating	$900,000	275%	139.9%	$3,462,525	$5,743,581
Robert D. Starr	$375,000	140%	139.9%	$734,475	$1,556,531
Gregory L. Steiner	$422,300	150%	139.9%	$886,197	$1,658,075
Steven J. Smidler(2)	$355,350	150%	139.9%	$745,702	$1,232,800
Ronald M. Galla(3)	$357,313	90%	139.9%	$449,893	$1,117,238
Shawn G. Lisle	$330,000	90%	139.9%	$415,503	$1,017,933

(1)
Amounts shown exclude the value of any shares of Company stock that may be payable in respect of stock-based LTIP Awards granted to Messrs. Keating and Steiner as an additional inducement to remain in the employ of the Company until attaining 62 years of age. On June 6, 2017, the Committee determined the number of shares payable in respect of such awards for the three-year performance period ended December 31, 2016, but the shares will not vest or be delivered to either recipient until his 62nd birthday. The number of shares payable in respect of each such stock -based LTIP Award is as follows: Mr. Keating - 8,026 shares and Mr. Steiner - 1,506 shares.

(2)
Not a “named executive officer.”  As disclosed in the Proxy Statement, the Company provided voluntary supplemental disclosure of Mr. Smidler’s 2016 compensation because he is responsible for the management of the Company’s largest operating segment and his compensation has been disclosed in the Company’s proxy statements for the past several years. As disclosed in the Proxy Statement, we also anticipated that he would be among our most highly compensated executive officers after payment of the LTIP Payouts.

(3)	Retired from the Company effective as of January 3, 2017.
_______________
As disclosed in the Proxy Statement, the foregoing LTIP Payouts were not set forth in the Summary Compensation Table included in the Proxy Statement, because it was not possible to compare the Company’s financial performance to that of the companies comprising the Russell 2000 index when the Proxy Statement was filed, as information for only a small percentage of index companies was available at that time.  Sufficient data became available to enable the P&C Committee to make its determination at its June 6, 2017 meeting.

Each of the foregoing LTIP Payouts was paid in cash, as each officer was in compliance with the stock ownership guideline applicable to such officer at the time of payment.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Board of Director’s meeting held on June 6, 2017, the Board of Directors adopted Amended and Restated Bylaws (as in effect prior to the amendment, the “Initial Restated Bylaws”, and as amended, the “Amended Restated Bylaws”) of the Company containing certain clarifying changes and technical amendments to reflect updates in the Connecticut Business Corporation Act since the effective date of the Initial Restated Bylaws. The Amended Restated Bylaws became effective immediately.

The foregoing description is qualified in its entirety by the Amended Restated Bylaws, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.
The following exhibits are filed as part of this report:

3.1	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: June 9, 2017

INDEX TO EXHIBITS

Exhibit	Description

3.1	Amended and Restated Bylaws of the Company